UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2011

INVIVO THERAPEUTICS HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-52089	36-4528166
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

One Broadway, 14th Floor Cambridge, Massachusetts	02142
(Address of principal executive offices)	(Zip Code)

(617) 475-1520

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 27, 2011, InVivo Therapeutics Holdings Corp., a Nevada corporation (the “Company”), entered into a Collaborative Research and License Agreement (the “Agreement”) with The University of Miami, on behalf of The Miami Project to Cure Paralysis at the University of Miami Miller School of Medicine (the “Miami Project”, and together with the University of Miami, the “Research Partner”). The Agreement is effective as of April 21, 2011. Under the Agreement, InVivo and the Research Partner will collaborate on the development of novel spinal cord injury treatments. The parties will evaluate and pursue the combination of InVivo’s biopolymer scaffolding technology and the Research Partner’s Schwann cells and other cellular therapies. Intellectual property created under the Agreement will be jointly owned by the parties. The initial term of the Agreement is five years.

Pursuant to the Agreement, the Research Partner agreed to grant InVivo a right of first offer to an exclusive worldwide license to develop and further commercialize any technology developed by the Miami Project.

Item 8.01	Other Events.

The information disclosed under Item 1.01 above is incorporated herein by reference.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InVivo Therapeutics Holdings Corp.

Date: April 29, 2011	By:	/s/ Frank M. Reynolds
Frank M. Reynolds
Chief Executive Officer